                                                                     EXHIBIT 5.1


           [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]


                                  May 20, 1997


People's Community Capital Corporation
106-B Park Avenue, S.W.
Aiken, South Carolina 29801

           Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to People's Community Capital Corporation (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,200,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Persons in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference.

         The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as subscribed in the Registration Statement, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.





                                              NELSON MULLINS RILEY & SCARBOROUGH



                                              By: /s/ Neil E. Grayson
                                                 --------------------
                                                  Neil E. Grayson